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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST REPORTED EVENT - June 1, 2000

                      VAST TECHNOLOGIES HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)

      Delaware                            #0-13895           IRS#34-1444240
     -------------------------------      -----------        --------------
     (State or other jurisdiction of      (Commission        (IRS Employer
     incorporation or organization)       File Number)   Identification Number)

                        1562 South Parker Road / Suite 340
                              Denver, Colorado 80231
              (Address of Registrant's principal executive offices)

                                  (646) 349-3161
              (Registrant's telephone number, including area code)

                                  (646) 349-3182
              (Registrant's facsimile number, including area code)

                              Motorsports USA, INC.
                      129 Elmwood Drive, Kent, Ohio 44240
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     The Corporation's name has been changed from Motorsports USA, Inc. to Vast Technologies Holding Corporation, effective June 1, 2000. In addition, a business combination transaction with a private corporation called Motorsports USA, Inc. has been rescinded, effective August 1, 2000. The Company has opted to rescind this transaction because the management of Motorsports USA, Inc. evidenced tentative compliance with SEC reporting requirements, a condition considered intolerable to existing management. As a result of this rescission, the Company has reverted to its former state as a dormant public company.


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                                          -2-


     In addition to this name change and the rescission of this business combination transaction, the Company wishes to report the following additional matters. Vast Technologies Holding Corporation has decided to change its mailing address. Formerly, mail was addressed to the corporate office at 129 Elmwood Drive, Kent, Ohio 44240. Henceforth, the Company's mail should be sent to 1562 South Parker Road, Suite 340, Denver, Colorado 80231. The Company would also like to report the following new phone numbers. For voice, the number is (646) 349-3161. For facsimile, the number is (646) 349-3182.

ITEM 7. Financial Statements and Exhibits

(c)   Exhibits.

      Certificate of Amendment of Certificate of Incorporation of Motorsports USA, Inc.


                                        SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vast Technologies Holding Corporation
August 9, 2000


By:
    ________________________
    Michael A. Drew,
    President